Exhibit 28(h)(xi)

AMENDMENT NO. 2
REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK
DATED AS OF MAY 30, 2020

AMENDMENT NO. 2
TO
REVOLVING CREDIT AGREEMENT
This AMENDMENT TO THE REVOLVING CREDIT AGREEMENT (“Amendment”) is entered into as of May 30, 2020 by and between MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), executing this Agreement on behalf of itself, and, if applicable, on behalf and for the benefit of those investment series set forth on Exhibit 1.1 (the “Fund(s)” and each, a “Fund”) and THE HUNTINGTON NATIONAL BANK, a national banking association (the “Bank”).
WHEREAS, the Borrower is an open-end registered investment company under the Investment Company Act of 1940, as amended, and the Funds are investment series of the Borrower; and
WHEREAS, the Borrower and Bank have previously entered into a Revolving Credit Agreement dated as of June 18, 2018, (as said Revolving Credit Agreement may be amended, restated or otherwise modified from time to time, the “Agreement”) pursuant to which the Bank makes Loans to the Borrower, for the benefit of the Funds, and makes available a credit facility for the purposes and on the terms and conditions set forth in the Agreement; and
WHEREAS, the Borrower wishes to renew the Agreement for an additional 364 days.
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Amendment agree as follows:
Section 1 Amendments
(a) Effective as of the date of this Amendment, the following definitions are added to Section 1.1 of the Agreement:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
(b) Effective as of the date of this Amendment, the following definition in Section 1.1 of the Agreement is deleted in its entirety and replaced with the following:
“LIBO Rate” shall mean the rate obtained by dividing: (1) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars in the London interbank market for the related LIBO Rate Interest Period, as determined by Bank in its discretion based upon reference to information which appears on page LIBOR01, captioned ICE Benchmark Administration Interest Settlement Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available or ceases to be used by Bank, such other reasonably comparable money rate service as Bank may select) or upon information obtained from any other reasonable procedure, as of two Business Days prior to the first day of a LIBO Rate Interest Period; by (2) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of each LIBO Rate Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, or any other regulations of any governmental authority having jurisdiction with respect thereto as conclusively determined by Bank. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically, without notice to the Borrower, on the first day of each LIBO Rate Interest Period. The interest rate change will not occur more often than monthly.  Notwithstanding the foregoing, if the LIBO Rate shall be less than 0.50%, such rate shall be deemed to be 0.50% for purposes of this Agreement.
Exhibit 1.3 of this Agreement expresses an initial interest rate and an initial index value to five places to the right of the decimal point.  This expression is done solely for convenience.  The reference sources for the index used by Bank, as stated in this Agreement, may actually quote the index on any given day to as many as five places to the right of the decimal point.  Therefore, the actual index value used to calculate the interest rate on and the amount of interest due under this Agreement will be five places to the right of the decimal point.”
(c) Effective as of the date of this Amendment, Section 2.11 of the Agreement is deleted in its entirety and replaced with the following:
2.11 LIBOR Transition.  Notwithstanding anything to the contrary in this Agreement or the Loan Documents, following the occurrence of a LIBOR Transition Event, Bank may amend this Agreement to replace the LIBO Rate with a Replacement Index and, from time to time, Bank may amend this Agreement to make such technical, administrative or operational changes that Bank reasonably determines are appropriate to reflect the adoption of such Replacement Index and permit the administration thereof by Bank. Any amendment pursuant to this Section shall become effective upon written notice thereof to Borrower, without any further action or consent of Borrower.  As used in this Section:
“LIBOR Transition Event” means (1) a public statement or publication of information by or on behalf of the administrator of the London interbank offered rate incorporated into the LIBO Rate (“LIBOR”) (or the U.S. Federal Reserve System or a regulatory supervisor, insolvency official, resolution authority, court or other entity with jurisdiction or authority over such administrator) that states that such administrator has ceased or will cease to provide LIBOR permanently or indefinitely; provided, that at such time there is no successor administrator that will continue to provide LIBOR or (2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.
“Replacement Index” means the sum of: (x) the alternate index rate (which may be based on the Secured Overnight Financing Rate) that has been selected by Bank and (y) the adjustment factor (which may be a positive or negative value or zero) that has been selected by Bank; provided, that if the Replacement Index is less than 0.50%, such rate shall be deemed to be 0.50% for purposes of this Agreement.  In making such selections, Bank shall give due consideration to (i) any selection or recommendation by the Federal Reserve Board and/or the Federal Reserve Bank of New York (or a committee officially endorsed or convened thereby) or any successor thereto or (ii) any evolving or then-prevailing market convention for such rate or adjustment.
(d) Effective as of the date of this Amendment, Section 3.13 is added to the Agreement:
3.13 Beneficial Ownership Certificate.  Borrower represents that as of December 31, 2019, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
(e) Effective as of the date of this Amendment, Section 5.11 is added to the Agreement:
5.11 Beneficial Ownership Certificate and Other Additional Information.  Borrower shall promptly provide information and documentation reasonably requested by Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation, if applicable.
(f) Effective as of the date of this Amendment, the following Exhibits, Schedules and Annexes relating to the Agreement, each of which is attached hereto, are made part of the Agreement, and replace those currently in effect:
Exhibit 1.1 - Participating Funds
Exhibit 1.3 - Specific Terms
Exhibit 3.1 - Certificate of Borrower
Section 2. Miscellaneous.
(a) This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.
(b) Each reference to the “Agreement” in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by all parties hereto.
(c) All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.
(d) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
(e) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment by their duly authorized officers as of the date first above written.

MIDAS SERIES TRUST on behalf and for the benefit of those Funds listed on Exhibit 1.1 of the Agreement

By: /s/ Russell Kamerman

Name:  Russell Kamerman

Title:  General Counsel

THE HUNTINGTON NATIONAL BANK

By: /s/ Andrew M. Cardimen

Name:  Andrew M. Cardimen

Title: Senior Vice President

EXHIBIT 1.1
TO REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK

Date: June 18, 2018, as amended May 30, 2020

PARTICIPATING FUNDS

Fund	Date Added
Midas Fund	June 18, 2018
Midas Magic	June 18, 2018

EXHIBIT 1.3
TO REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK

Fund: Midas Fund Midas Magic

Date: June 18, 2018, as amended May 30, 2020

SPECIFIC TERMS
Capitalized terms not otherwise defined in this Exhibit have the meanings specified in the Agreement.  In the event of any inconsistency between this Exhibit and the Agreement, this Exhibit will control.

Section 1    Definitions

Annual Fee means an aggregate per annum fee, assessed each Fund on whose behalf a Loan is made on a pro rata basis, equal to ⅛ of one percent (1.00%) of (a) $5,000,000, or such pro-rated fee as appropriate, with respect to Midas Fund (i) if the Loan matures in less than 364 days following the date of the execution of a Note, subject to a maximum fee of $6,250 or (ii) due to an amendment to this Agreement to increase the Loan Amount, and (b) $4,000,000, or such pro-rated fee as appropriate, with respect to Midas Magic (i) if the Loan matures in less than 364 days following the date of the execution of a Note, subject to a maximum fee of $5,000 or (ii) due to an amendment to this Agreement to increase the Loan Amount.
Interest Rate means the interest rate per annum to be applied to the principal balance outstanding, from time to time, equal to the London Interbank Offered Rate (LIBO Rate) plus one hundred and twenty (120) basis points (one hundred (100) and twenty (20) basis points being equal to one and one-fifth percent (1.20%) per annum).
Investment Adviser means Midas Management Corporation.
Loan Amount means $9,000,000.
Maturity Date means May 29, 2021.
Maximum Amount means, for (a) Midas Fund, the lesser of: (i) $5,000,000 or (ii) 30% of Midas Fund’s daily market value, which market value may be decreased by the exclusion of certain assets or asset classes, as the Bank may decide from time to time in its sole discretion (“Exclusions”); and (b) Midas Magic, the lesser of: (i) $4,000,000 or (ii) 30% of Midas Magic’s daily market value, which market value may be decreased by Exclusions.
Section 2.4    Payment of Interest
First Payment Date means the thirtieth (30th) day of the first month immediately following the date of the execution of a Note.
Section 2.6    Unused Fee
Unused Fee means a fee equal to 1/8% of one percent (12.5 basis points) of the daily excess of the Loan Amount during such partial or full calendar quarter over the outstanding principal balance of the Loan.  Borrower shall pay to Bank the Unused Fee quarterly commencing on June 30, 2020, and on the last day of each quarter thereafter. The Unused Fee shall be computed in the same manner as in Section 2.4 (Payment of Interest).

EXHIBIT 3.1
TO REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK
FORM OF CERTIFICATE OF BORROWER
MIDAS SERIES TRUST
CERTIFICATE OF BORROWER
Re: Midas Series Trust $9,000,000 Financing, consisting of $5,000,000 for Midas Fund and $4,000,000 for Midas Magic
From The Huntington National Bank

The undersigned does hereby certify that he is the duly elected, qualified and acting President of MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), and the undersigned does hereby further certify as follows:
1.	Attached hereto, marked Attachment A, is a true and correct copy of the current Declaration of Trust, as in effect on the date hereof certified by the Secretary of the State of Delaware.
2.	Attached hereto, marked Attachment B, is a true and correct copy of the Bylaws of the Borrower, as in effect on the date hereof.
3.
The following persons are the duly elected officers of the Borrower, holding the office set forth opposite their respective names.  Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his or her true and customary signature opposite his name:

Name	Title	Signature
Russell L. Kamerman, Esq.	Secretary, General Counsel, and Chief Compliance Officer	EXHIBIT – DO NOT SIGN
Heidi Keating	Vice President	EXHIBIT – DO NOT SIGN
Donald Klimoski II, Esq.	Assistant Secretary, Assistant General Counsel, and Assistant Chief Compliance Officer	EXHIBIT – DO NOT SIGN
Thomas O’Malley	Treasurer, Chief Financial Officer and Chief Accounting Officer	EXHIBIT – DO NOT SIGN
Mark C. Winmill	Vice President	EXHIBIT – DO NOT SIGN
Thomas B. Winmill, Esq.	Chairman, President, Chief Executive Officer, and Chief Legal Officer	EXHIBIT – DO NOT SIGN
4.
Each officer whose personal signature appears above has been duly authorized by resolution of the board of trustees of the Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

5.	Attached hereto, marked Attachment C, is a copy of the resolution authorizing the execution and delivery of any documents in connection with this loan transaction.
6.
The Borrower is in good standing in the state of its formation.  Attached hereto, marked Attachment D, is a certificate of good standing issued within the past thirty (30) days by the Secretary of State of Delaware.

7.
Attached hereto, marked Attachment E, is a certificate executed in the name of the Borrower by an officer of the Borrower certifying that the representations and warranties contained in Section 3 of the Revolving Credit Agreement are true and correct in all material respects as of the date hereof and shall remain true and correct for as long as the Revolving Credit Agreement remains in effect.

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this 30th day of May, 2020.
EXHIBIT – DO NOT SIGN
Thomas B. Winmill, President
The undersigned does hereby certify that he is the Secretary of the Borrower and does further certify that the signatory above is the President of the Borrower, and that his signature set forth above is his true and customary signature.
EXHIBIT – DO NOT SIGN
Russell Kamerman, Secretary